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                                                                     EXHIBIT 4.4

               THIRD AMENDMENT TO THE RANDALLS FOOD MARKETS, INC.

                            ESOP/401(k) SAVINGS PLAN

                   (Amended and Restated as of April 1, 1997)

                              W I T N E S S E T H:

        WHEREAS, Randalls Food Markets, Inc. (the "Employer") presently maintains the Randalls Food Markets, Inc. ESOP/401(k) Savings Plan (the "Plan"); and

        WHEREAS, the Employer, pursuant to Section 9.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

        NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

        1. Effective April 1, 1997, Section 1.50 is hereby amended in its entirety to read as follows:

            1.50 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on July 1 of each year and ending on the following June 30.

        2. Effective as of the date this Amendment is executed, Section 1.65 is hereby amended in its entirety to read as follows:

               1.65 "Year of Service" shall mean the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1,000 Hours of Service.

               For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

               For vesting purposes, a Year of Service shall be all Years of Service in which an Employee completes 1,000 Hours of Service with the Employer commencing from the Employee's date of hire. Notwithstanding the foregoing, vesting service under the Tom Thumb Food & Drugs, Inc. Profit Sharing Plan shall count for vesting purposes under this Plan, but only with respect to an Employee who became an Employee as a result of the Employer's acquisition of Thumb Food & Drugs, Inc.

               Years of Service with any corporation, trade or business which is a member of a controlled group of corporations or under common control (as defined by Code Sections 414(b) and 414(c)), is a member of an affiliated service group (as defined by Code Section 414(m)), or with any other entity required to be aggregated with an Employer under Code
        Section 414(o) shall be recognized.

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        3. Effective as of the date this Amendment is executed, Section 4.5(i)
is hereby amended in its entirety to read as follows:

                      (i) As of each Anniversary Date any amounts which became
               Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 7.4(d). The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

        4. Effective April 1, 1997, Section 4.13(d)(1) is hereby amended in its entirety to read as follows:

                             (1) "Qualified Participant" means any Participant
                      or Former Participant who has completed ten (10) Years of Service and has attained age 55.

        5. Effective April 1, 1997, Section 5.2 is hereby amended in its entirety to read as follows:

            5.2 Transactions Involving Company Stock

               All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article 6 shall be applicable.

        6. Effective April 1, 1997, Section 6.1 is hereby amended in its entirety to read as follows:

            6.1 Valuation of the Trust Fund

               The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date" prior to taking into consideration any contribution to be allocated for that Plan Year. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. As of the last day of each calendar quarter, the Trustee shall determine the value of the Company Stock held by the Trust Fund.

               For purposes of Section 5.2, 7.11 and this Section, valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent valuation date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a

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        determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the regulations prescribed under Code Section 170(a)(1). The Trustee shall be responsible for employing one or more independent appraisers for purposes of determining the value of such Company Stock.

        7. Effective April 1, 1997, Section 7.4(d)(2) is hereby amended in its entirety to read as follows:

                             (2) If any Former Participant shall be reemployed
                      by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year; provided, however, that no Forfeiture consisting of Company Stock may be used to restore an Account of a Former Participant who did not have a Company Stock Account at the time of such Former Participant's termination of employment. If the Forfeitures occurring during the year are insufficient to restore forfeited Accounts, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts.

        8. Effective April 1, 1997, Section 7.5(b) is hereby amended in its entirety to read as follows:

                      (b) If the Participant elects, the Administrator will
               commence distribution of the Participant's Account balance not later than one year after the close of the Plan Year (i) in which the Participant separates from service by reason of the attainment of Normal Retirement Age, disability or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this clause (ii) shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this clause (ii). Notwithstanding anything herein to the contrary, any Company Stock allocated to a Participant's Company Stock Account purchased by means of an Exempt Loan may not be distributed until after such Exempt Loan is repaid in full.

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        9. Effective April 1, 1997, Section 7.13 is hereby amended in its entirety to read as follows:

               7.13   Withdrawals from Employee After-Tax Account

               A Participant may, at any time, request that the Administrator distribute to him or her up to 100% of the portion of such Participant's Employee After-Tax Account which is not invested in Company Stock. The Administrator upon receiving such request may direct the Trustee to make the requested distribution to the Participant. Such distribution will be made as soon as administratively possible after the distribution request is made.

               During the last month of any calendar quarter of any calendar year, a Participant may request that the Administrator distribute to him or her up to 100% of the value, determined as of the end of such calendar quarter, of the portion of such Participant's Employee After-Tax Account which is invested in Company Stock. The Administrator upon receiving such request may direct the Trustee to make the requested distribution to the Participant. Such distribution will be made as soon as administratively possible after the quarter in which the distribution request is made.

        10. Effective April 1, 1997, Section 7.14(a)(2) is hereby amended in its entirety to read as follows:

                             (2) The costs directly related to the purchase of a
                      principal residence for the Participant (excluding mortgage payments);

        11. Effective April 1, 1997, Section 7.14(a)(4) is hereby amended in its entirety to read as follows:

                             (4) Payment of tuition, related educational fees
                      and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents; or

        12. Effective April 1, 1997, Section 7.14(e) is hereby added to the Plan as follows:

                      (e) A Participant's elective deferrals and voluntary
               Employee contributions to this Plan and all other plans maintained by the Employer will be suspended for twelve (12) months after receipt of a hardship distribution, or the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary Employee contributions to the Plan and all other plans maintained by the Employer for twelve (12) months after receipt of the hardship distribution.

        13. Effective April 1, 1997, Section 7.14(f) is hereby added to the Plan as follows:

                      (f) A Participant may not make elective deferrals to this
               Plan and all other plans maintained by the Employer for the Participant's taxable year immediately following the taxable year of a hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

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        14. Effective April 1, 1997, Section 8.2 is hereby amended in its entirety to read as follows:

               8.2    Voting Company Stock

               Except as provided hereafter, the Trustee shall vote all Company Stock held by the Trust in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act. Notwithstanding the foregoing, if the Employer has a "registration-type class of securities," each Participant or Beneficiary, if applicable, shall be entitled to direct the Trustee as to the manner in which shares of Company Stock which are entitled to vote and which are allocated to such Participant's (or Beneficiary's, if applicable) Account are to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary, if applicable, shall be entitled to direct the Trustee as to the manner in which shares of Company Stock allocated to such Participant's (or Beneficiary's, if applicable) Account are to be voted with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in the Regulations. For purposes of this Section 8.2, the term "registration-type class of securities" shall mean (i) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and (ii) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12. To the extent that Participants or Beneficiaries are, in accordance with the foregoing provisions, entitled to direct the Trustee as to the manner in which shares of Company Stock are to be voted, such voting rights shall be exercised in accordance with the following provisions of this Section 8.2.

                      (a) As soon as practicable before each annual or special
               shareholders' meeting of the Employer, the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential directions on how the shares allocated to such Participant's Account (including fractional shares to 1/1000th of a share) are to be voted. The materials furnished to the Participants shall include a notice from the Trustee explaining that (i) allocated shares of Company Stock will be voted or not voted by the Trustee in accordance with directions of Participants, acting in their capacity as "named fiduciaries" as such term is defined in section 402(a)(2) of the Act (hereinafter, "Named Fiduciaries") with respect to allocated shares to the extent permitted by applicable law, if the Trustee determines that following such directions will not violate the Act; (ii) unallocated shares of Company Stock will be voted at the Trustee's discretion; (iii) by timely returning the proxy solicitation and pursuant thereto specifically directing the Trustee how the allocated shares subject to the decision of the Participant are to be voted, such Participant is consenting to his appointment as Named Fiduciary hereunder, to the extent permitted by applicable law, with respect to allocated shares for which he is entitled to provide the Trustee with voting directions; (iv) a Participant's consent to appointment as a Named Fiduciary or failure to consent to such appointment shall be binding only with respect to the specific proxy solicitations; and (v) in the event the Participant does not timely return the form or fails to consent to

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               appointment as a Named Fiduciary, the allocated shares for which he is entitled to provide the Trustee with directions will be voted at the Trustee's discretion. The materials shall also include such information as is reasonably determined by the Trustee to be necessary to Participants to reach a reasonably informed decision as to (A) the consequences of consenting to be appointed a Named Fiduciary, and (B) how to vote the shares. The Administrator and the Trustee may also provide Participants with such other material concerning the matters to be voted as the Trustee or the Administrator in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Administrator, the Trustee shall be furnished with complete copies of all such materials. The Employer and the Administrator shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. Upon timely receipt of such voting directions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' directions), shall vote the shares in accordance with subsections (b) through (e) of this Section 8.2. The directions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Employer, or of any other company, except as otherwise required by law.

                      (b) With respect to all corporate matters submitted to
               shareholders, the Trustee shall vote shares of Company Stock allocated to the Account of any Participant (including fractional shares to 1/1000th of a share) in accordance with the directions of such Participant as a Named Fiduciary only if the Trustee determines that the Participant directions are proper and not contrary to the Act. For purposes of this subsection, a Participant's directions with respect to allocated shares are proper and not contrary to the Act if (i) the Trustee determines that Participants have not been subjected to coercion or undue pressure in making their decisions and that clearly false information or misleading information is not distributed to the Participants (or that any false or misleading information that may have been distributed by other parties is corrected), and
               (ii) the Trustee determines that following the Participant directions would not violate the Act.

                      (c) If voting directions for shares of Company Stock
               allocated to the Account of any Participant are not timely received by the Trustee, the Trustee shall treat the non-receipt as a refusal by the Participant to be appointed as Named Fiduciary with respect to that proxy solicitation. Thereafter, in connection with such proxy solicitation, such allocated and undirected shares shall be voted in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act.

                      (d) The Trustee shall vote shares of Company Stock that
               are unallocated to the Account of any Participant in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act.

                      (e) For purposes of this Section 8.2, with respect to
               shares of Company Stock allocated to the Account of a deceased Participant, such Participant's Beneficiary, as a Named Fiduciary, shall be entitled to direct the Trustee how to vote such shares as if such Beneficiary were the Participant. Such

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               Beneficiary shall also be treated as the Participant for all other purposes of this Section 8.2.

        15. Effective April 1, 1997, Section 8.3 is hereby amended in its entirety to read as follows:

               8.3    Tender or Exchange Offer for Company Stock

                      (a) In the event an offer shall be received by the Trustee
               (including a tender offer for shares of Company Stock subject to Section 14(d)(1) of the 1934 Act or subject to Rule 13e-4 promulgated under the 1934 Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Company Stock held by the Trust, the Trustee shall advise each Participant who has shares of Company Stock credited to such Participant's Account in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each Participant with a form by which he may direct the Trustee confidentially whether or not to tender or exchange shares allocated to such Participant's Account. The materials furnished to Participants shall include a notice from the Trustee explaining that (i) allocated shares of Company Stock subject to the offer will be tendered or exchanged or will not be tendered or exchanged by the Trustee in accordance with directions of Participants, acting in their capacity as Named Fiduciaries with respect to allocated shares to the extent permitted by applicable law, if the Trustee determines that following such directions will not violate the Act; (ii) unallocated shares of Company Stock subject to the offer will be tendered or exchanged or will not be tendered or exchanged by the Trustee at the Trustee's discretion; (iii) by timely returning the form and pursuant thereto specifically directing that the allocated shares subject to the decision of the Participant either be tendered or exchanged or not tendered or exchanged, such Participant is consenting to his appointment as Named Fiduciary hereunder, to the extent permitted by applicable law, with respect to allocated shares for which he is entitled to provide the Trustee with directions; (iv) a Participant's consent to appointment as a Named Fiduciary or failure to consent to such appointment shall be binding only with respect to the specific tender or exchange offer described in the materials sent to the Participant by the Trustee; and (v) in the event the Participant does not timely return the form or fails to consent to appointment as a Named Fiduciary, the allocated shares for which he is entitled to provide the Trustee with directions will either be tendered or exchanged or not tendered or exchanged at the Trustee's discretion. The materials shall also include such information as is reasonably determined by the Trustee to be necessary to Participants to reach a reasonably informed decision as to (A) the consequences of consenting or not consenting to be appointed a Named Fiduciary, and (B) whether to tender or exchange, including such documents as are prepared by any person and provided to the shareholders of the Employer pursuant to the 1934 Act. The Administrator and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Administrator in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Administrator, the Trustee shall be furnished with complete copies of all such materials. The Employer and the Administrator shall cooperate with the Trustee

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               to ensure that Participants receive the requisite information in a timely manner. The directions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Employer, or of any other company, except as otherwise required by law.

                      (b) The Trustee shall tender or not tender shares or
               exchange or not exchange shares of Company Stock allocated to the Account of any Participant (including fractional shares to 1/1000th of a share) to the extent directed by the Participant as a Named Fiduciary only if the Trustee determines that the Participant directions are proper and not contrary to the Act. For purposes of this subsection, a Participant's directions with respect to allocated shares are proper and not contrary to the Act if (i) the Trustee determines that Participants have not been subjected to coercion or undue pressure in making their decisions and that clearly false information or misleading information is not distributed to the Participants (or that any false or misleading information that may have been distributed by other parties is corrected), and (ii) the Trustee determines that following the Participant directions would not violate the Act.

                      (c) If tender or exchange directions for shares of Company
               Stock allocated to the Account of any Participant are not timely received by the Trustee, the Trustee shall treat the non-receipt as a refusal by the Participant to be appointed as Named Fiduciary with respect to that tender or exchange offer. Thereafter, in connection with such tender or exchange offer, such allocated and undirected shares shall be tendered or exchanged or not tendered or exchanged in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act.

                      (d) The Trustee shall tender or exchange or not tender or
               exchange the shares of Company Stock that are unallocated to the Account of any Participant in the sole discretion of the Trustee in accordance with the Trustee's fiduciary duties under the Act.

                      (e) In the event, under the terms of a tender offer or
               otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall, in accordance with the applicable terms and conditions of subsections (a) through (d) above, and the responsibilities and the fiduciary duties of the Trustee as set forth in such subsections, follow such directions which are timely received by the Trustee from the Participants, respecting the withdrawal of such shares from such offer.

                      (f) In the event that an offer for fewer than all of the
               shares of Company Stock held by the Trustee shall be received by the Trustee, shares shall be tendered in accordance with subsections (a) through (e) of this Section 8.3, and shares sold, exchanged or transferred pursuant to such tender shall be on a pro-rata basis based on the total number of shares tendered by the Trustee; provided, however, that any such shares so sold, exchanged, or transferred from any Participant's accounts shall come first from such Participant's Employee After-Tax Account, and once all shares from such account have been sold, exchanged or

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               transferred, next from such Participant's Company Stock Account, and once all shares from such account have been sold, exchanged or transferred, next from any other account which holds shares of Company Stock on behalf of such Participant.

                      (g) In the event an offer shall be received by the Trustee and directions shall be solicited from Participants pursuant to subsections (a)-(f) of this Section 8.3 regarding such offer, and prior to the termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall treat the offer as a new offer for purposes of apprising Participants of their rights to direct the Trustee and for purposes of providing Participants with the opportunity to accept or reject their appointment as Named Fiduciaries and shall use its best efforts under the circumstances to solicit directions from Participants to the Trustee (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and
               (ii) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer. The Trustee shall follow all such directions received in a timely manner from Participants in the same manner and in the same proportion as provided in subsections (a)-(f) of this Section 8.3. In the event a Participant who failed to consent to his appointment as a Named Fiduciary so consents in response to a subsequent offer, the shares with respect to which the Participant would have been entitled to direct the Trustee shall once again be subject to that consenting Participant's direction with respect to the new offer. In the event a Participant who directed the Trustee with respect to an earlier offer fails to direct the Trustee in response to a subsequent offer, the Participant shall be deemed to have refused appointment as a Named Fiduciary and the allocated shares he would have been entitled to direct shall be subject to the discretion of the Trustee as provided in subsection (c) of this
               Section 8.3. With respect to any further offer for any Company Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

                      (h) Neither a Participant's instructions to the Trustee to tender or exchange shares of Company Stock pursuant to this
               Section 8.3 nor an actual tender or exchange of shares of Company Stock pursuant to this Section 8.3 shall be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares shall be credited to the Account, as applicable in accordance with the ordering method provided in
               Section 8.3(f), of the Participant whose shares were tendered or the Suspense Account for which such shares were tendered. The Trustee shall invest such funds as permitted in accordance with the terms of the Plan and the Trust Agreement.

                      (i) The Trustee shall take all steps necessary, including
               the appointment of a corporate Trustee, and/or an outside independent administrator to the extent that such action, after consultation with the Employer and the

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               Administrator, is found necessary to maintain the confidentiality of Participant responses and/or adequately discharge their obligations as Named Fiduciaries.

                      (j) For purposes of this Section 8.3, with respect to
               shares of Company Stock allocated to the Account of a deceased Participant, such Participant's Beneficiary, as a Named Fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant. Such Beneficiary shall also be treated as the Participant for all other purposes of this Section 8.3.

        IN WITNESS WHEREOF, the Employer has executed this Third Amendment to the Randalls Food Markets, Inc. ESOP/401(k) Savings Plan on this 14th day of September, 1997.

                                        RANDALLS FOOD MARKETS, INC.



                                        By: /s/ Janice R. Schilmoeller
                                            ____________________________________

                                        Name: JANICE R. SCHILMOELLER
                                              __________________________________

                                        Title: Vice President of Risk Management
                                               _________________________________

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